EXHIBIT 21--SUBSIDIARIES OF REGISTRANT
     Listed below are the principal subsidiaries of the Company and the percentage of voting securities owned by the Company. The Company's other subsidiaries, taken in the aggregate, would not constitute a significant subsidiary.

                                   Jurisdiction in which           Percentage
                                   Incorporated or Organized        of Voting
                                                               Securities Owned
SCI Systems (Alabama), Inc.             Alabama                        100%
SCI Technology, Inc.                    Alabama                        100%
SCI Foreign Sales, Inc.                 U.S. Virgin Islands            100%
SCIMEX, Inc.                            Alabama                        100%
SCI Systems de Mexico S.A.              Mexico                         100%
SCI Holdings, Inc.                      Delaware                       100%
SCI Manufacturing Singapore Pte. Ltd.   Singapore                      100%
SCI Systems (Thailand) Limited          Thailand                       100%
SCI Irish Holdings                      Republic of Ireland            100%
SCI Ireland Limited                     Republic of Ireland            100%
SCI Alpha Limited                       Republic of Ireland            100%
SCI Systems (Canada), Inc.              Canada                         100%
Newport, Inc.                           Georgia                        100%
SCI Holding France, S.A.                France                         100%
SCI France, S.A.                        France                         100%
SCI Manufacturing (Malaysia) SDN BHD    Malaysia                       100%
SCI Funding, Inc.                       Delaware                       100%
SCI Hungary Ltd.                        Hungary                        100%
Advanced Electronic Technology, LTDA.   Brazil                         100%
Advanced Electronic Integration, LTDA.  Brazil                         100%
SCI Systems Finland OY                  Finland                        100%
SCI Systems Sweden AB                   Sweden                         100%
SCI Systems Spain SA                    Spain                          100%
AET Holland CV                          Netherlands                    100%
SCI Netherlands Holding BV              Netherlands                    100%
SCI Netherlands                         Netherlands                    100%
Interagency Inc.                        Delaware                       100%